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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

Mr. Donald Fishback
Moog Inc.
East Aurora, New York 14052-0018
USA

     We consent to the incorporation by reference in the Registration Statement of Moog Inc. on Form S-3 of our report dated November 8, 2000 on our audits of the consolidated financial statements of Moog GmbH (a wholly-owned subsidiary of Moog Inc.) and subsidiary as of September 30, 2000, 1999 and 1998 and for the years then ended, which report is included in this Annual Report on Form 10-K of Moog Inc. and the reference to us under "Experts."

Stuttgart, Germany
October 29, 2001

PricewaterhouseCoopers
GmbH
Wirtschaftsprufungsesellschaft

Rudiger Mohler